Exhibit 21

                           Subsidiaries of Registrant


Name                                  State of Incorporation               dba
----                                  ----------------------               ---

Allergy Immuno Technologies, Inc.           Delaware                       n/a

Lancer Orthodontics, Inc.                   Delware                        n/a